AMERICAN RETIREMENT CORPORATION
RATIO OF EARNINGS TO FIXED CHARGES
(dollars in thousands)
EXHIBIT 12


                                                                       Years ended December 31             Three months
                                                                ------------------------------------          ended
                                                                  1992          1993           1994        March 31, 1995
                                                                ----------------------------------------------------------
Net income (loss)                                                ($453)         $714           $162             ($1,268)
    Income tax expense (benefit)                                   ---           ---            ---                  20
    Interest expense                                             2,914         3,569          5,354               2,370
    Portion of rent expense that is
      representative of interest factor                            ---           ---            ---                 ---
    Amortization of capitalized financing costs                    212           262            326                 124
    Extraordinary item                                             ---           ---            ---                 ---
                                                                --------------------------------------------------------
Earnings                                                         2,673         4,545          5,842               1,246
                                                                --------------------------------------------------------
    Depreciation and other amortization                          1,345         1,989          2,565               1,003
    Portion of rent expense that is                                ---           ---            ---                 ---
      representative of interest factor                            ---           ---            ---                 ---
    1995 Roll-up charge                                            ---           ---            ---               1,013
                                                                --------------------------------------------------------
Adjusted EBITDA                                                  4,018         6,534          8,407               3,262
                                                                ========================================================

    Interest expense                                             2,914         3,569          5,354               2,370
    Capitalized interest                                           ---           ---            ---                 ---
    Amortization of capitalized financing costs                    212           262            326                 124
    Portion of rent expense that is
      representative of interest factor                            ---           ---            ---                 ---
                                                                --------------------------------------------------------
Fixed charges                                                    3,126         3,831          5,680               2,494
                                                                ========================================================

    Interest expense                                             2,914         3,569          5,354               2,370
    Capitalized interest                                           ---           ---            ---                 ---
    Interest income                                               (145)         (122)          (203)                (49)
                                                                ========================================================
Interest expensed and capitalized, net                           2,769         3,447          5,151               2,321
                                                                ========================================================

Ratio of earnings to fixed charges                                 0.9           1.2            1.0                 0.5
                                                                ========================================================

Ratio of adjusted EBITDA to interest expensed
    and capitalized, net                                           1.5           1.9            1.6                 1.4
                                                                ========================================================

Earnings inadequate to cover fixed charges                         453           ---            ---               1,248
                                                                ========================================================



AMERICAN RETIREMENT CORPORATION
RATIO OF EARNINGS TO FIXED CHARGES
(dollars in thousands)
EXHIBIT 12


                                                            Six months ended June 30, 1996       Six Months
                                                          --------------------------------          ended
                                                                Actual           Pro Forma      June 30, 1997
                                                          ---------------------------------------------------
Net income (loss)                                                $549                ($6)         ($8,606)
    Income tax expense (benefit)                                  ---                ---           10,820
    Interest expense                                            4,733              5,863            6,611
    Portion of rent expense that is
      representative of interest factor                           ---              1,046            1,072
    Amortization of capitalized financing costs                   327                327              208
    Extraordinary item                                          2,335              2,335              ---
                                                          -----------------------------------------------
Earnings                                                        7,944              9,565           10,105
                                                          -----------------------------------------------
    Depreciation and other amortization                         2,838              2,826            2,998
    Portion of rent expense that is                               ---                ---              ---
      representative of interest factor                           ---             (1,046)          (1,072)
    1995 Roll-up charge                                           ---                ---              ---
                                                          -----------------------------------------------
Adjusted EBITDA                                                10,782             11,345           12,031
                                                          ===============================================

    Interest expense                                            4,733              5,863            6,611
    Capitalized interest                                          ---                ---               80
    Amortization of capitalized financing costs                   327                327              208
    Portion of rent expense that is
      representative of interest factor                           ---              1,046            1,072
                                                          -----------------------------------------------
Fixed charges                                                   5,060              7,236            7,971
                                                          ===============================================

    Interest expense                                            4,733              5,863            6,611
    Capitalized interest                                          ---                ---               80
    Interest income                                              (132)              (153)            (364)
                                                          ===============================================
Interest expensed and capitalized, net                          4,601              5,710            6,327
                                                          ===============================================

Ratio of earnings to fixed charges                                1.6                1.3              1.3
                                                          ===============================================

Ratio of adjusted EBITDA to interest expensed
    and capitalized, net                                          2.3                2.0              1.9
                                                          ===============================================

Earnings inadequate to cover fixed charges                        ---                ---              ---
                                                          ===============================================



AMERICAN RETIREMENT CORPORATION
RATIO OF EARNINGS TO FIXED CHARGES
(dollars in thousands)
EXHIBIT 12


                                                                          Nine months            Year ended Dec 31, 1996
                                                                            ended            -------------------------------
                                                                        December 31, 1995         Actual         Pro Forma
                                                                       -----------------------------------------------------

Net income (loss)                                                            $3,296               $3,198          $2,914
    Income tax expense (benefit)                                                 55                 (920)           (920)
    Interest expense                                                          7,930               12,160          12,596
    Portion of rent expense that is
      representative of interest factor                                         ---                  ---           2,090
    Amortization of capitalized financing costs                                 499                  686             686
    Extraordinary item                                                          ---                2,335           2,335
                                                                       -------------------------------------------------
Earnings                                                                     11,780               17,459          19,701
                                                                       -------------------------------------------------
    Depreciation and other amortization                                       4,035                6,220           5,587
    Portion of rent expense that is                                             ---                  ---             ---
      representative of interest factor                                         ---                  ---          (2,090)
    1995 Roll-up charge                                                         ---                  ---             ---
                                                                       -------------------------------------------------
Adjusted EBITDA                                                              15,815               23,679          23,198
                                                                       =================================================

    Interest expense                                                          7,930               12,160          12,596
    Capitalized interest                                                        ---                  ---             ---
    Amortization of capitalized financing costs                                 499                  686             686
    Portion of rent expense that is
      representative of interest factor                                         ---                  ---           2,090
                                                                       -------------------------------------------------
Fixed charges                                                                 8,429               12,846          15,372
                                                                       =================================================

    Interest expense                                                          7,930               12,160          12,596
    Capitalized interest                                                        ---                  ---             ---
    Interest income                                                            (329)                (434)           (455)
                                                                       =================================================
Interest expensed and capitalized, net                                        7,601               11,726          12,141
                                                                       =================================================

Ratio of earnings to fixed charges                                              1.4                  1.4             1.3
                                                                       =================================================

Ratio of adjusted EBITDA to interest expensed
    and capitalized, net                                                        2.1                  2.0             1.9
                                                                       =================================================

Earnings inadequate to cover fixed charges                                      ---                  ---             ---
                                                                       =================================================

